                                                                    Exhibit d(2)

                                     FORM OF

                      ASSIGNMENT AND ASSUMPTION OF CONTRACT

         THIS ASSIGNMENT AND ASSUMPTION OF CONTRACT, dated as of the 1st day of April, 2001, between Citibank, N.A., a national banking association ("Assignor") and Citi Fund Management Inc., a Delaware corporation ("Assignee").

         WHEREAS Assignor is party to investment advisory and subadvisory agreements relating to the accounts listed on Annex A (the "Agreements") and wishes to assign such Agreements to the Assignee.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and confirmed, the parties hereto agree as follows:

         1. Assignment. Assignor does hereby assign to Assignee all rights, interests and benefits of the Assignor thereunder.

         2. Assumption. Assignee hereby accepts the foregoing assignment of each such Agreement and assumes and undertakes to discharge, perform and be liable for such obligations of Assignor under each such Agreement for the period beginning on the date hereof.

         3. Consents. If the account party to which a particular Agreement relates executes the acknowledgment on the signature page hereto, such acknowledgment shall release Assignor from any and all obligations under such Agreement for the period beginning on the date hereof.

         4. Miscellaneous. This Assignment and Assumption may be executed in separate counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Assignment and Assumption as of the date first written above.

CITI FUND MANAGEMENT INC.                            CITIBANK, N.A.

By:  ___________________________                     By: ______________________
     Name:                                               Name:
     Title:                                              Title:


Acknowledged and Agreed as of the date hereof:


Variable Annuity Portfolios, on behalf of Smith Barney Small Cap Growth Opportunities Portfolio

By:__________________________
   Name:
   Title:

                                     ANNEX A

                                  LIST OF FUNDS

Variable Annuity Portfolios

-        Smith Barney Small Cap Growth Opportunities Portfolio